Exhibit 99.1
PRESS RELEASE

FOR IMMEDIATE RELEASE
CONTACT: Gary Yusko
(212) 373-5311
WESTWOOD ONE, INC. REPORTS OPERATING RESULTS FOR THE
THIRD QUARTER 2007
New York, NY — November 1, 2007 — Westwood One, Inc. (NYSE: WON), a provider of analog and digital content, including news, sports, weather, traffic, video news services and other information, to the radio and TV industries, today reported its operating results for its third quarter ended September 30, 2007.
Revenue in the third quarter of 2007 decreased $10.4 million, or 8.8%, to $108.1 million from $118.5 million in the third quarter of 2006. The decrease is principally attributable to reduced audience levels, lower demand for the Company’s products and services, and increased competition. Revenue from national and local/regional advertisements decreased approximately 3.7% ($1.9 million) and 12.8% ($8.5 million), respectively, from the third quarter of 2006.
For the third quarter of 2007, Adjusted EBITDA, defined as operating income plus depreciation and amortization, special charges and non-cash stock-based compensation was $28.1 million compared with $32.2 million for the same period of 2006, a decrease of $4.1 million, or 12.9%. The decrease was principally attributable to lower revenue, partially offset by a reduction in operating costs.
Westwood One’s President and CEO, Peter Kosann, stated, “We have seen recent signs that demand for our programs and services are improving, and accordingly have taken steps to stabilize our audience levels and begin making selective investments in additional programs and product offerings.”
Gary Yusko, Westwood One’s CFO added, “As a result of our improved outlook for the remainder of 2007 combined with our strong start in the 2008 upfront market, we believe that our contractual reduction in our operating leverage ratio in early 2008 will not result in the Company violating a debt covenant.”
Free cash flow, defined as net income plus depreciation and amortization, special charges, stock-based compensation, and amortization of deferred financing costs less capital expenditures, in the third quarter of 2007 decreased approximately $1.3 million to $15.1 million, or $0.17 per diluted share, compared with $16.4 million, or $0.19 per diluted share, in the third quarter of 2006. Capital expenditures for the third quarter of 2007 and 2006 were approximately $1.9 million and $2.6 million, respectively. In the quarter, the Company purchased six helicopters for approximately $1.3 million.
Operating income decreased $4.2 million, or 17.4%, to $19.7 million from $23.8 million in the third quarter of 2006. The decrease in revenue was partially offset by a reduction in operating costs.
Interest expense decreased $0.8 million, or 12.6%, to $5.8 million from $6.6 million in the third quarter of 2006, due principally to a reduction in debt levels, partially offset by an increase in interest rates.

Income tax expense decreased $1.4 million, or 20.8%, to $5.4 million from $6.9 million in the third quarter of 2006. The Company’s effective income tax rate for the quarter was 39.2% in the third quarter of 2007 compared with 39.6% in the third quarter of 2006.
For the third quarter of 2007, net income decreased $2.0 million, or 19.4%, to $8.5 million ($0.10 per basic and diluted share) from $10.5 million ($0.12 per basic and diluted share).
Weighted average shares outstanding used in the computation of diluted earnings per share were 86.5 million in the third quarter of 2007 and 86.3 million in the third quarter of 2006.
Nine Months Ended September 30, 2007
Revenue for the nine months ended September 30, 2007 decreased $44.9 million, or 11.9%, to $333.1 million from $378.0 million in the nine month period ended September 30, 2006. The decrease is principally attributable to reduced audience levels, lower demand for the Company’s products and services, increased competition, and the non-recurrence of revenue related to the 2006 Winter Olympics. Revenue from national and local/regional advertisements decreased approximately 12.8% and 11.0%, respectively. National revenue declined $23.3 million and local/regional revenue decreased $21.6 million from the first nine month results of 2006. Excluding the effects of revenue from the 2006 Winter Olympics, national revenue would have declined by approximately $17.6 million, or 10.5%.
For the nine month period ended September 30, 2007, Adjusted EBITDA, defined as operating income plus depreciation and amortization, special charges and non-cash stock-based compensation was $70.1 million compared with $76.9 million for the same period of 2006, a decrease of $6.8 million, or 8.8%. Excluding the effect on Adjusted EBITDA of the 2006 Winter Olympics, Adjusted EBITDA in 2007 would have decreased approximately $8.9 million, or 11.3%, which decrease is principally attributable to lower revenue, partially offset by cost reductions.
Free cash flow, defined as net income plus depreciation and amortization, special charges, stock-based compensation, and amortization of deferred financing costs less capital expenditures, in the nine month period ended September 30, 2007 decreased approximately $1.6 million to $39.0 million, or $0.45 per share, compared with $40.6 million, or $0.47 per share, in the comparable period of 2006. Capital expenditures for the nine months of 2007 decreased $1.3 million, to $4.0 million from $5.3 million in the same nine month period of 2006.
Operating income decreased $6.8 million, or 13.6%, to $43.6 million from $50.4 million in the nine month period ended September 30, 2006.
Interest expense decreased $1.4 million, or 7.2%, to $17.7 million from $19.1 million in the first nine months of 2006, due principally to a reduction in debt levels, partially offset by an increase in interest rates.
Income tax expense decreased $2.6 million, or 21.0%, to $9.9 million from $12.6 million in the nine month period ended September 30, 2006. The Company’s effective income tax rate was 38.2% in the first nine months of 2007 compared with 39.6% in the comparable period of 2006.
For the first nine months of 2007, net income decreased $3.1 million, or 16.0%, to $16.1 million ($0.19 per basic and diluted share) from $19.1 million ($0.22 per basic and diluted share) in the first nine months of 2006.

Outlook for the Remainder of 2007
The Company expects its full year revenue to decrease low double digits and operating costs to decrease mid to high-single digits compared with 2006. Accordingly, we expect full year Adjusted EBITDA to exceed $90 million.
About Westwood One
Westwood One provides over 150 news, sports, music, talk, entertainment programs, features and live events. Through its subsidiaries, Metro Networks/Shadow Broadcast Services, Westwood One provides analog and digital local content to the radio and TV industries including news, sports, weather, traffic, video news services and other information. SmartRoute Systems manages traffic information centers for state and local departments of transportation, and markets traffic and travel content to wireless, Internet, in-vehicle navigation systems and voice portal customers. Westwood One serves more than 5,000 radio stations. Westwood One is managed by CBS Radio Inc. (previously Infinity Broadcasting Corporation), a wholly-owned subsidiary of CBS Corporation.
Forward Looking Statements
Certain statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases “guidance,” “expect,” “anticipate,” “estimates” and “forecast” and similar words or expressions are intended to identify such forward-looking statements. In addition any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements. Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this release include, but are not limited to: changes in economic conditions in the U.S. and in other countries in which Westwood One currently does business (both generally and relative to the broadcasting industry); advertiser spending patterns, including the notion that orders are being placed in close proximity to air, limiting visibility of demand; changes in the level of competition for advertising dollars; failure by the Company’s shareholders to approve the proposed modifications to the Company’s agreements with CBS Radio; technological changes and innovations; fluctuations in programming costs; shifts in population and other demographics; changes in labor conditions; and changes in governmental regulations and policies and actions of federal and state regulatory bodies. Other key risks are described in the Company’s reports filed with the U.S. Securities and Exchange Commission (the “SEC”), including the Company’s annual report on Form 10-K/A for the year ending December 31, 2006. Except as otherwise stated in this news announcement, Westwood One does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

WESTWOOD ONE, INC.
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION
A.  Adjusted EBITDA
The table which appears below set forth the Company’s Adjusted EBITDA for the three and nine-month periods ended September 30, 2007 and 2006. The Company defines “Adjusted EBITDA” as net income adjusted to exclude the following items presented in its Statement of Operations: income taxes, interest expense, other income, depreciation and amortization, special charges and non-cash stock-based compensation expense.
The Company uses Adjusted EBITDA among other things, to evaluate the Company’s operating performance and to value prospective acquisitions. Adjusted EBITDA is among the primary measures used by management for planning and forecasting of future periods. This measure is an important indicator of the Company’s operational strength and performance of its business because it provides a link between profitability and operating cash flow. The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management, helps improve their ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different financing and capital structures or tax rates. In addition, this measure is also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry. Finally, Adjusted EBITDA is the key measure used to determine compliance with our debt covenants.
Since Adjusted EBITDA is not a measure of performance calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance. Adjusted EBITDA, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, this measure does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the Company’s ability to fund its cash needs. As Adjusted EBITDA excludes certain financial information compared with net income, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions which are excluded. As required by the SEC, the Company provides below a reconciliation of Adjusted EBITDA to net income.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
	(In millions)
Net income	$8.5	$10.5	$16.1	$19.1
Plus:
Income taxes	5.4	6.9	9.9	12.6
Interest expense and other	5.8	6.4	17.6	18.7
Depreciation and amortization	4.8	5.2	14.7	15.4
Special charges	1.4	0.1	4.0	1.5
Non-cash stock based compensation	2.2	3.1	7.8	9.6

Adjusted EBITDA	$28.1	$32.2	$70.1	$76.9

B.  Free Cash Flow
Free cash flow is defined by the Company as net income plus depreciation and amortization, amortization of deferred debt costs, special charges, and stock-based compensation expense less capital expenditures. The Company uses free cash flow, among other measures, to evaluate its operating performance. Management believes free cash flow provides investors with an important perspective on the Company’s cash available to service debt and the Company’s ability to make strategic acquisitions and investments, maintain its capital assets, repurchase its common stock, pay dividends and fund ongoing operations. As a result, free cash flow is a significant measure of the Company’s ability to generate long term value. The Company believes the presentation of free cash flow is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management. In addition, free cash flow is also a primary measure used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry. Free cash flow per fully diluted weighted average shares outstanding is defined by the Company as free cash flow divided by the fully diluted weighted average shares outstanding.
As free cash flow and free cash flow per share are not measures of performance calculated in accordance with GAAP, free cash flow should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance or net cash flow provided by (used in) operating activities as a measure of liquidity. Free cash flow, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, free cash flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of operating cash flow, as the Company does not adjust operating cash flow to remove the impact of cash flow timing differences. Specifically, the Company adjusts operating cash flow (the most directly comparable GAAP financial measure) for capital expenditures, non-recurring expenditures and certain other non-cash items in addition to removing the impact of sources and or uses of cash resulting from changes in operating assets and liabilities. Accordingly, users of this financial information should consider the types of events and transactions which are not reflected. The Company provides below a reconciliation of free cash flow to the most directly comparable amount reported under GAAP, net cash flow provided by operating activities.
The following table presents a reconciliation of the Company’s net cash flow provided by operating activities to free cash flow:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
(In millions except per share amounts)
Net cash provided by (used in) operating activities	$23.2	$22.2	$20.7	$62.1
plus (minus):
Changes in assets and liabilities	(9.6)	(9.7)	13.2	(22.3)
Special charges	1.4	0.1	4.0	1.5
Deferred taxes	2.0	6.4	5.1	4.6
Capital expenditures	(1.9)	(2.6)	(4.0)	(5.3)

Free cash flow	$15.1	$16.4	$39.0	$40.6

Fully diluted weighted average shares outstanding	86,481	86,250	86,434	87,015

Free cash flow per diluted share	$0.17	$0.19	$0.45	$0.47

WESTWOOD ONE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months ended
	September 30,		September 30,
	2007	2006	2007	2006
NET REVENUE	$108,083	$118,485	$333,067	$377,973

Operating Costs (includes related party expenses of $15,408, $17,117, $51,238 and $58,853, respectively, and equity based compensation of $1,555, $1,659, $4,484 and $5,072, respectively)	79,351	86,232	260,419	299,105
Depreciation and Amortization (includes related party warrant amortization of $2,427, $2,427, $7,281 and $7,281, respectively)	4,791	5,239	14,739	15,424
Corporate General and Administrative Expenses (includes related party expenses of $861, $825, $2,551 and $2,440 respectively, and equity based compensation of $681, $1,440, $3,323 and $4,524, respectively)	2,867	3,107	10,318	11,562
Special Charges	1,388	71	4,025	1,469

	88,397	94,649	289,501	327,560

OPERATING INCOME	19,686	23,836	43,566	50,413
Interest Expense	5,790	6,625	17,739	19,117
Other Income	(4)	(154)	(154)	(389)

INCOME BEFORE INCOME TAXES	13,900	17,365	25,981	31,685
INCOME TAXES	5,448	6,881	9,917	12,558

NET INCOME	$8,452	$10,484	$16,064	$19,127

EARNINGS PER SHARE:
COMMON STOCK
BASIC	$0.10	$0.12	$0.19	$0.22

DILUTED	$0.10	$0.12	$0.19	$0.22

CLASS B STOCK
BASIC	$—	$0.08	$0.02	$0.24

DILUTED	$—	$0.08	$0.02	$0.24

WEIGHTED AVERAGE SHARES OUTSTANDING:
COMMON STOCK
BASIC	86,137	85,954	86,101	86,995

DILUTED	86,481	86,250	86,434	87,015

CLASS B STOCK
BASIC	292	292	292	292

DILUTED	292	292	292	292

DIVIDENDS DECLARED PER SHARE:
COMMON STOCK	$—	$0.10	$0.02	$0.30

CLASS B STOCK	$—	$0.08	$0.02	$0.24

WESTWOOD ONE, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)
(unaudited)

	September 30,	December 31,
	2007	2006
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$13,456	$11,528
Accounts receivable, net of allowance for doubtful accounts of $5,376 (2007) and $4,387 (2006)	108,807	115,505
Warrants, current portion	9,706	9,706
Prepaid and other assets	10,037	12,483

Total Current Assets	142,006	149,222
PROPERTY AND EQUIPMENT, NET	33,623	37,353
GOODWILL	464,114	464,114
INTANGIBLE ASSETS, NET	3,639	4,225
OTHER ASSETS	33,168	41,787

TOTAL ASSETS	$676,550	$696,701

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$17,291	$35,425
Amounts payable to related parties	28,928	26,344
Deferred revenue	5,182	8,150
Income taxes payable	3,961	6,149
Accrued expenses and other liabilities	40,371	43,841

Total Current Liabilities	95,733	119,909
LONG-TERM DEBT	355,339	366,860
OTHER LIABILITIES	6,422	7,001

TOTAL LIABILITIES	457,494	493,770

COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY
Preferred stock: authorized 10,000 shares, none outstanding	—	—
Common stock, $.01 par value: authorized, 300,000,000 shares; issued and outstanding, 86,141 (2007) and 85,956 (2006)	861	860
Class B stock, $.01 par value: authorized, 3,000 shares; issued and outstanding, 292 (2007 and 2006)	3	3
Additional paid-in capital	289,674	291,851
Unrealized gain on available for sale securities	6,807	4,570
Accumulated deficit	(78,289)	(94,353)

TOTAL SHAREHOLDERS’ EQUITY	219,056	202,931

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$676,550	$696,701

WESTWOOD ONE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended
	September 30,
	2007	2006
CASH FLOW FROM OPERATING ACTIVITIES:
Net income	$16,064	$19,127
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,738	15,424
Deferred taxes	(5,055)	(4,554)
Non-cash stock compensation	7,808	9,596
Amortization of deferred financing costs	359	250

	33,914	39,843
Changes in assets and liabilities:
Accounts receivable	6,698	26,124
Prepaid and other assets	3,286	2,771
Deferred revenue	(2,968)	(606)
Income taxes payable and prepaid income taxes	(2,188)	(20,287)
Accounts payable and accrued expenses and other liabilities	(20,660)	17,414
Amounts payable to related parties	2,584	(3,109)

Net Cash Provided By Operating Activities	20,666	62,150

CASH FLOW FROM INVESTING ACTIVITIES:
Capital expenditures	(4,031)	(5,258)
Repayment of loan receivable	—	2,000
Acquisition of companies and other	—	75

Net Cash Used In Investing Activities	(4,031)	(3,183)

CASH FLOW FROM FINANCING ACTIVITIES:
Issuance of common stock under equity based compensation plans	—	302
Borrowings under bank and other long-term obligations	30,000	10,000
Debt repayments and payments of capital lease obligations	(43,044)	(30,509)
Dividend payments	(1,663)	(25,910)
Repurchase of common stock	—	(11,044)

Net Cash Used in Financing Activities	(14,707)	(57,161)

NET INCREASE IN CASH AND CASH EQUIVALENTS	1,928	1,806
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	11,528	10,399

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$13,456	$12,205